EXHIBIT 10.40


                                LOCK UP AGREEMENT

This cooperative lock up agreement (the "Lock Up Agreement") is made this 2nd day of June 2000 by and among SportsPrize Entertainment Inc. (the "Company") and the shareholders of the Company listed on Exhibits A and B (the "Participants") with respect to shares of common stock of the Company (the "Shares"). The Participants own the number of shares set forth beside their names on Exhibits A and B, and desire to enter into this agreement among themselves to implement certain selling restrictions or lock up arrangements related to their Shares on the terms and conditions herein contained.

The Participants agree to lock up their Shares on the basis of an equitable formula whereby all Participants to the Agreement may sell a fixed percentage of their total holdings each month during the term of this Agreement.

In consideration of the sum of TEN DOLLARS ($10.00) now paid by the parties hereto, each to the other (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1. The Participants shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the said Shares or beneficial ownership of or any interest in them, except as follows:

          Each month during the term of this Agreement, each Participant may sell or transfer the lesser of (a) five percent (5%) of the Shares held by such Participant or (b) the number of shares equal to such Participant's pro rata share of 30% of aggregate number of shares of the Company traded during the previous month, while the Company's shares continue to be listed on the NASD Over the Counter Bulletin Board, the daily volume will be divided by two to reflect actual volume (the "Participant's Monthly Eligibility"). The Participant's "pro rata share" shall be determined by (i) dividing the number of Shares held by the Participant by (ii) the total number of Shares held by all Participants. There will be no aggregation of Shares eligible for sell or transfer, and the Participant's Monthly Eligibility shall be the maximum number of shares eligible for sell or transfer for any month during the term of this Agreement.

          Each Participant, however, is entitled to sell a minimum of 7,500 shares per month, as a "floor," regardless of the terms specified above.

2. The Company, in its sole discretion, may consent in writing to pre-arranged block transactions, including a cross-trade on the market at the then-current market (at the time of the execution), which trades shall not be subject to the limitations set forth in this Agreement.

3. Each of the Participants agree to provide the Company with an accounting of his or her respective interests in Shares of the Company, which may included one of the following (i) notarized copies of stock certificates,
     (ii) statements of account from a registered broker-dealer, bank, or other fiduciary relationship that is commonly recognized as a depository for



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     stock  certificates  or (iii)  other  such  documents  as the  Company  may reasonably request. Each Participant agrees to respond to a Company request within five days of receipt of such notice or such other reasonable time as may be agreed to by the Company and the Participant.

4. If any Participant sells or transfers Shares in excess of ten percent (10%) of the Participant's Monthly Eligibility during any month in breach of the this Agreement, such Participant agrees to pay to the Company liquidated damages, and not as a penalty, in the amount of $5,000 for each violation, and shall contribute to the Company the entire proceeds from the sale of such Shares in excess of the Participant's Monthly Eligibility.

5. This Agreement shall terminate twelve (12) months after the date set forth above.

6.   This Agreement shall be governed under the laws of the State of California.

7. Shareholders may request from the Company an analysis of their monthly allotment of shares to be sold.

Delivery of an executed counterpart of a signature page of this Agreement via telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement and shall be effective upon delivery to the Company's principal office and receipt of all required signatories.


SportsPrize Entertainment Inc.


/s/ Robert L. Hunziker
-------------------------------
Robert L. Hunziker
Senior Vice President

SportsPrize Entertainment Inc.
13101 Washington Blvd., Suite 131-141
Los Angeles, California 90066








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